EX.99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the report on Form N-CSR of Palmer Square Opportunistic Income Fund for the six months ended January 31, 2025 (the “Report”), Jeffrey D. Fox, as President and Principal Executive Officer and Treasurer and Principal Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	4/10/25

/s/ Jeffrey D. Fox
Jeffrey D. Fox
President and Principal Executive Officer Treasurer and Principal Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Palmer Square Opportunistic Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.